EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Youbet.com,Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 ((File No’s. 333-85675, 333-39488 and 333-76029, respectively) and Form S-8 (File No. 333-88047) of our report dated February 11, 2004, except for Note 16 which is as of February 19, 2004, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman,LLP

BDO Seidman, LLP
Los Angeles, California

March 9, 2004